SOCIALIST REPUBLIC OF VIETNAM

Independence - Freedom – Happiness

COOPERATION CONTRACT

No: 01/HDHT/SHBFC-HOTTAB

- Pursuant to the Civil Code No. 91/2015/QH13 of the National Assembly of the Socialist Republic of Vietnam dated November 24, 2015;

- Pursuant to the Commercial Law No. 36/2005/QH11 of the National Assembly of the Socialist Republic of Vietnam dated June 14, 2005;

- Pursuant to other relevant documents; and

- Pursuant to the needs of the parties,

This Cooperation Contract (“Cooperation Contract”/”Contract”) is made on October 22, 2019, at the headquarters of HOTTAB ASSET VIETNAM CO., LTD, by and between the following Parties:

SHBANK FINANCE COMPANY LIMITED

Business registration certificate No: 0107779290 issued by the Department of Planning and Investment of Hanoi on March 28, 2017

Head office address: Gelex Building, 52 Le Dai Hanh, Le Dai Hanh Ward, Hai Ba Trung District, City, Hanoi, Vietnam

Phone: 024 7109 8888 Fax: 02471077688

Representative: Mr. Dinh Quang Huy Position: General Director

(According to power of attorney No. 05/2018/UQ-CTHDTV dated July 13, 2018 by the Chairman of the Members’ Council)

Account information:

- Bank name: Saigon - Hanoi Commercial Joint Stock Bank - Han Thuyen branch

- Bank account holder: SHBank Finance Company Limited

- Account No: 1011 79 79 79

(hereinafter referred to as “SHB FC”)

and

HOTTAB ASSET VIETNAM COMPANY LIMITED

Business registration certificate No: 0108838460 first issued by the Department of Planning and Investment of Hanoi on July 25, 2019

Head office address: No. 14/971/22 Hong Ha Street, Chuong Duong Ward, Hoan Kiem District, Hanoi City, Vietnam

Legal representative: Bui Vinh Hieu Position: Director

Account information:

- Bank name: Saigon- Hanoi Commercial Joint Stock Bank

- Bank account holder: Hottab Asset Vietnam Company Limited

- Account No: 1014595801

(hereinafter referred to as “HOTTAB")

(HOTTAB and SHB FC are hereinafter collectively referred to as the “Parties” and individually as a “Party”)

WHEREAS

HOTTAB is a distributor/provider of the products/services in the Product Package, has the function and fully meets the conditions to carry out its activities of selling and distributing its Package in accordance with the law of Vietnam;

SHB FC is a financial company that is allowed to provide consumer loan products in the Credit Package that SHB FC builds in accordance with current Vietnamese laws, wishing to provide loans to customers buying the products and services in Product Packages provided by HOTTAB;

The customers or Potential Customers introduced by HOTTAB or SHB FC, wishing to purchase products and services in HOTTAB's Product Package and wish to borrow capital from SHB FC to purchase the Product Packages. SHB FC will review the conditions of the Customers to decide whether to grant a loan to the Customer to purchase products and services in the Product Package or not.

NOW, THEREFORE, HOTTAB and SHB FC wish to enter into this Cooperation Contract with the following terms and conditions:

ARTICLE 1. INTERPRETATION

1.1 In this Cooperation Contract, the following terms are construed as follows:

“Product Packages” are products and services that HOTTAB provides to the Customers under the terms and conditions of the Sales Contracts between HOTTAB and Customers. Within the scope of this Cooperation Contract, the Product Package includes HOTTAB's Software System, devices such as tablets, electronic displays, other electronic devices and other related software.

“HOTTAB’s Software System/HOTTAB System” is a product in the Product Package made, owned and provided by HOTTAB to its customers to improve the utilities of equipment such as such as tablets, electronic monitors, other electronic devices for the Customers.

“Sales price” is the purchase price of products/services in the Product Package as specified in the Sales Contract by HOTTAB providing its products/services to the Customer.

“Sales contract” means the Sales Contract and other written agreements between HOTTAB and related to the purchase of products/services which are Packages.

“Credit Package” means the consumer loan products of SHB FC provided to the Customer under the terms and conditions of the Credit Contract between SHB FC and the Customer.

“Credit Contract” means a written agreement between SHB FC and Customer regarding SHB FC lending to Customer to purchase HOTTAB Product Package.

“Customer” is an individual who needs a loan to use the Credit Package to buy the Product Package and SHB FC considers and approves the loan when it meets the loan conditions because SHB FC may include the Customer who signed the Sales Contract or the Customer is considering purchasing a HOTTAB Package.

“Potential Customers” are Customers who have not used the Credit Package of SHB FC and have not purchased the Product Package of HOTTAB.

“Working day” is the working day of SHB FC (from Mondays to Friday, excluding holidays and days off under the regulations of SHB FC and laws. SHB FC will notify, publish the leaves, holidays of SHB FC in website: www.shbfinance.com.vn).

“Effective Date” is the date the legal representative of SHB FC and HOT TAB signs the Cooperation Contract.

“Vietnam law” means the constitution and all laws, resolutions, ordinances, orders, decrees, circulars and other documents having legal force in Vietnam, which are superseded, supplemented or amended from time to time.

“Applicable Law” means all laws applicable to this Cooperation Contract or any of the terms set forth in this Cooperation Contract.

'Force Majeure Event' means any event that objectively occurs, beyond the control of the Parties, which cannot be foreseen and cannot be remedied despite taking all necessary measures and capabilities, including but not limited to: flood, drought, hurricane, storm, earthquake, natural disaster, fire, war, hostilities, insurrection, acts of terrorism, riot, strike or factory shutdown or industrial scale, industrial dispute or strike by workers.

“Confidential Information” has the meaning set forth in Article 13 of this Cooperation Contract.

“Intellectual Property Rights” means intellectual property rights regulated by law, including: patents, copyrights, moral rights, trademarks and service marks; names; business and domain names; goodwill; rights to sue for counterfeiting and unfair competition; rights to design, rights to data; rights to use and confidentiality of information (including secrets trademarks and trade secrets); image rights, personal rights and the like; and all other intellectual property rights, whether registered or unregistered and including all applications registration and registration rights granting, re-granting or renewing, and the right to precedence from the foregoing and all similar or equivalent rights or protections that exist or will exist in the future.

“Derivative Intellectual Property Rights” means any Intellectual Property Rights arising, acquired or developed by the Parties during the term in connection with the Cooperation contract.

1.2 Unless the context or terms of this Cooperation contract provide otherwise:

a. The headings or headings are for reference purposes only and are not intended to interpret or interpret the contents of this Cooperation contract;

b. Month is understood as a calendar month;

c. Written means any transactional method of transmitting content, including fax, email, official dispatch, notification letter;

d. References to a person or to a third party shall be construed to refer to an individual or legal entity established in any way as to the successor or replacement of such individual or legal entity; and

e. The Appendices and accompanying documents shall form an integral part of this Cooperation contract and shall be used, read and construed as an essential part of this contract.

ARTICLE 2. SPECIFIC AGREEMENTS

The Parties by this Cooperation Contract agree to implement a business cooperation program (referred to as “Cooperation Program”) to promote the provision of products and services of the Parties. The contents of cooperation are as follows

1. Scope of cooperation:

Within the scope of this cooperation contract, SHB FC provides the Credit Packages to customers who purchase products and services in the Product Package provided by HOTTAB. The Parties work together to develop products suitable for each Party's markets and activities to create business opportunities. And also, the Parties jointly develop programs to promote sales and develop Customers; The Parties agree that the activities will be governed by the decision of each Party and this provision only represents the principle of cooperation, not a specific obligation in the contract signed with the Customer of each Party. unless otherwise specified in this Cooperation contract. The scope of cooperation in principle is implemented as follows:

a. HOTTAB offers Product Packages to its Customers.

b. SHB FC offers the Credit Packages with flexible terms from 06 months to 24 months (the loan term has a 3-month increment) or other terms depending on SHB FC's product policy from time to time with conditions SHB FC notifies HOTTAB about the Credit Package at least 15 days before the date of application of the new term for Customers who purchase HOTTAB’s Product Packages.

2. Cooperation method:

a. HOTTAB agrees to cooperate by conducting a communication program about the Credit Package and introducing to SHB FC customers who need a loan to buy the Product Package.

b. SHB FC agrees to cooperate by conducting communication programs about Product Packages and providing loans to Customers according to their Credit Packages to purchase products and services in Product Packages.

3. Cooperation conditions:

3.1. SHB FC will consider providing financing under the Credit Package to customers who need to borrow to purchase the Product Package under the following conditions:

a. Loan amount: According to the agreement between SHB FC and the Customer for each specific case, SHB FC grants a credit to the Customer with a maximum amount equal to 100% of the Sales Price specified in the Sales Contract to provide the Product Package that Customer signs with HOTTAB.

b. Other terms of the Credit Contract: Other terms of the Credit Contract (such as interest, repayment of principal and interest, etc.) are agreed upon by SHB FC and the Customer in accordance with the provisions of the credit contract.

3.2. The Parties agree that the Cooperation Program may be amended and supplemented in writing at any time in accordance with the terms and conditions of this Cooperation contract, the Contract Appendices and future agreements between parties.

3.3. Potential Customers are required to complete the registration process and sign a Credit contract with SHB FC. The Parties agree and explicitly recognize this principle (including the fact that one Party provides Customer's Personal Data to the other Party on behalf of the Customer) is one of the prerequisites for participation in the Cooperation Program, which the Customer must be aware of and accept before taking any transaction with HOTTAB and SHB FC. The Parties will agree and operate a security process to protect and secure the Customer's access information in accordance with relevant laws.

3.4. Specific regulations, coordination process in the process of business cooperation, exploitation of natural products of the Party are stated in the attached appendices, the Appendices are an integral part of this Contract.

3.5. The contents include, but are not limited to, Collaborative and Reconciliation Revenue Sharing; Description of each Party's Product Packages from time to time; Customer data reconciliation process; Linked Access Management and Information Security Management; Contact point of the Parties and other contents will be discussed and agreed in writing by the two Parties.

ARTICLE 3. IMPLEMENTATION PROCEDURE

1. The Parties acknowledge and agree that the Cooperation Procedure will be implemented as follows:

i. After approaching, consulting and obtaining the consent of the Potential Customers on the use of the Credit Package of SHB FC when purchasing the Product Package of HOTTAB, HOTTAB's sales staff will perform the reception, photography form, upload documents and enter Customer's information according to the requirements of the Credit Package on SHB FC's system for SHB FC to identify and verify the Customer's loan application. HOTTAB must ensure compliance with SHB FC's regulations (issued by SHB FC from time to time) on receiving, taking photos, posting documents and inputting Customer's information on SI IB's system FC with the condition that SHB FC must notify HOTTAB of the above provisions of SHB FC at least seven (07) days in advance from the expected date of application.

ii. In addition, for Customers who have signed a Sales Contract with HOTTAB, HOTTAB will upgrade the feature of registering Credit Package products on HOTTAB's Software System so that Customers can use their accounts to access the HOTTAB's software and register to use SHB FC's Credit Package. The Customer will complete online the information requested by SHB FC related to the registration to use the Credit Package. After receiving registration documents from Customer on HOTTAB's Software System, by electronic data connection, HOTTAB transfers all registered Customer information and profile to SHB FC.

iii. Within a maximum of 03 working days after SHB FC receives a complete application file for the Loan Credit Package in accordance with SHB FC's policy requirements, SHB FC will appraise and verify the Customer and notify HOTTAB and the Customer of the acceptance or rejection of the loan on HOTTAB's Software System and/or by phone message, email and/or other means of communication in accordance with applicable laws and regulations between SHB FC with Customers and HOTTAB.

iv. In the event that SHB FC approves the grant of a Credit Package to the Customer, SHB FC will send a notice to the Customer and HOTTAB by phone message or email or other communication methods between SHB FC and the Customer and HOTTAB.

v. According to the agreement between SHB FC and the Customer, SHB FC and the Customer will sign a Credit Contract to use the Credit Package.

vi. According to the Sales Contract, HOTTAB will provide the Customer with products and services in the Product Package.

vii. According to the Credit Contract, SHB FC will disburse Customer's loan to HOFTAB's account to pay the Selling Price of the Product Package to the Customer in accordance with the provisions of the Purchase Agreement and the Credit Contract after SHB FC received valid Disbursement Documents from HOTTAB.

viii. After disbursement, SHB FC will notify Customer and HOTTAB of Customer's repayment schedule.

ix. HOTTAB will develop a feature to schedule repayment according to SHB FC's loan balance notification to Customers, specifically at the following times: before the weekly repayment due date, on the date of the repayment schedule and overdue payment of the debt for one (01) week but the Customer has not yet performed the obligation on the Software System of HOTTAB for the Customer to pay the monthly outstanding balance to SHB FC by cash or other payment method in accordance with the provisions of the law. In case the Customer has paid the due debt, SHB FC will transmit information so that HOTTAB does not remind the Customer for the payment period. The debt reminder cycle may change according to SHB FC's debt collection policy from time to time and SHB FC will notify HOTTAB 15 days in advance from the date of application of the new reminder cycle. The development of debt reminder feature on HOTTAB's Software System will be implemented by HOTTAB right after the Cooperation Program is actually implemented.

x. The Customer pays the corresponding principal and interest to SHB FC according to the provisions of the Credit Contract signed between SHB FC and the Customer.

2. The Parties expressly acknowledge and agree:

i. SHB FC will decide to grant a loan to the Customer based on relevant laws, internal regulations of SHB FC notified to HOTTAB and a detailed agreement on the implementation of the Cooperation Program between parties. HOTTAB only commits and ensures the truthfulness and accuracy in collecting, receiving and uploading Customer's identification information to SHB FC's system without taking any responsibility for the appraisal, assessment (A) Whether the Customer meets the loan conditions from SHB FC; (B) whether the disbursement conditions under the Credit contract have been met.

ii. Except for other commitments and warranties under this contract or other written agreement with SHB FC, HOTTAB does not provide any guarantee or representation regarding the financial capacity of the Customer to SHB FC.

iii. HOTTAB does not have any responsibility or liability related to the Customer's obligation to pay loans or other amounts to SHB FC according to the provisions of the Credit contract or other agreements signed between SHB FC and Customer in connection with a loan to purchase a Product Package, except as provided for in section (vi) of these Terms.

iv. Credit contracts entered into between SHB FC and the Customer based on the sole consideration of SHB FC and the Customer, these contracts do not create any obligation or liability for HOTTAB. In addition to HOTTAB's responsibilities and commitments to the Customer as stipulated in the Sale Contract, HOTTAB does not have any other obligations and responsibilities towards SHB FC, the Customer or any other party related to the cooperation of HOTTAB under this contract.

v. HOTTAB will not be required to buy or re-purchase the Product Packages from SHB FC, Customer or any other entity except as specified in the Sales Contract;

vi. The following arising cases related to Product Packages are handled by HOTTAB with Customers, including:

- When the Customer wants to change other goods in the Product Package according to HOTTAB's return and exchange policy announced from time to time, HOTTAB is responsible for handling these requests of the Customer, provided that the goods requested for exchange is unchanged in terms of types, features and prices in the Product Package.

- When the Customer wants to return the goods in the Package, HOTTAB is responsible for handling the Customer's request. In case HOTTAB agrees to receive the Package, HOTTAB will have to notify SHB FC in advance and under the Customer's authorization to SHB FC in the Credit Contract, HOTTAB will refund the amounts paid by the Customer. Product Package for SHB FC. And also, under the authorization of the Customer to SHB FC in the Credit Contract, HOTTAB agrees to transfer an amount of support cost for the purchase of goods in the Product Package equal to the related costs to settle the loan of the Customer. Goods under the Credit Contract for SHB FC for SHB FC to settle the loans of the Customers.

- The case specified in Clause 1, Article 8 of this Contract.

vii. Under no circumstances shall the content of this cooperation contract lead to any change of any terms and conditions of the Sales Contract.

ARTICLE 4. GENERAL RIGHTS AND RESPONSIBILITIES OF THE PARTIES

1. Coordinate the implementation and management of the system, the Parties have the following responsibilities:

1.1 Investment - software to connect and transfer information between HOTTAB and SHB FC, arising hardware is under the responsibility of each Party to ensure direct connection between the parties' systems according to the method of regulation connection. set out in the Appendix to this contract. And also, the Parties shall coordinate to build a data reconciliation system, perform the reconciliation and confirm payment data.

1.2. Assign full-time staff to monitor and monitor the network system and services related to the Party. Build an auxiliary technical system, exchanging information and organizing implementation for the implementation of this Contract, system administration on each party.

1.3. Ensure data security for network devices connected between the Parties to perform this Contract. The operation and exploitation of the system is carried out by the Parties according to the Procedures for coordination in operation and exploitation of the system in Appendix 6 of this Contract.

2. Coordinate transaction processing, the Parties have the following responsibilities:

2.1. Accurately perform transactions, process data in accordance with the procedures and regulations in the Appendix attached to this Contract. The Parties ensure to provide the services under their obligations with the best quality.

2.2. Apply professional measures to ensure data security. Take responsibility for the security of its system to avoid unauthorized access to the network of one Party through the system of the other Party and vice versa.

3. Communication, promotion of services

3.1 Support each other in organizing advertising programs for services deployed under this Contract on mass media: newspapers, radio, etc. When a Party plans to organize propaganda and advertising activities, marketing and promotion of services of one Party must notify in writing to the other Party in a timely manner in order to reach consensus, avoid overlapping and find opportunities for coordination within the allowable capacity, to jointly solve the arising problems and customer complaints related to service quality for the highest efficiency.

3.2 Respect each other's trademarks and cooperated products and services (if any), not including activities that express, imply or consider the other Party's brands, products and services to be their own provided Products. The arising work related to the performance of this Contract will have to be done according to the principle of signing in writing agreed upon by the Parties on a case-by-case basis.

3.3 Each Party undertakes not to affect the other Party's brand, reputation and service quality. Each Party undertakes and ensures that its agents, employees, and subcontractors (if any) are only allowed to use the other Party's trademarks and images for the purposes specified in this Contract, provided that prior written approval of the other Party prior to use. Preserve the brands and service quality of the Parties. In any case, it is not allowed to use the other Party's trademarks and images to serve advertising activities other than the services specified in this contract.

3.4 Comply with the terms and conditions of this Contract, maintain comprehensive, long-term and effective cooperation on the basis of satisfying the maximum types of services that each Party is capable of providing in the process of service supply.

4. The two Parties commit to develop their distribution channels to accelerate the development of this Cooperation Program.

5. Both Parties are responsible for coordinating communication and advertising for the Cooperation Program at each Party's advertising communication channels. However, any communication involving the other Party or the other Party's services must obtain the consent of that Party before the communication is made.

6. Each Party shall be solely responsible for all agreed-upon activities related to the Cooperation Program, including but not limited to all related personnel costs, costs of materials and supplies, and any any costs associated with system integration, upgrade or specialization, promotion or introduction of the Cooperation Program.

7. The Parties shall personally appoint a Project Manager who is jointly responsible for the respective roles and obligations under this contract. The project manager of each Party shall be held responsible for all matters (among others);

(a) Coordinate the implementation of the Cooperation Program development;

(b) Arrange and attend (individual or through representatives) meetings between the Parties to discuss developments and seek to resolve arising issues at a time and place mutually agreed upon by the Parties agreed from time to time, equal to the cost of each Party;

(c) Regularly updates and daily contact between the Parties in a manner and frequency agreed upon by the Parties;

(d) Prepare reports on the Cooperation Program, including but not limited to reports on the preparation, implementation and results of the Cooperation Program;

(e) On behalf of the Parties, identify and agree in writing before or as soon as practicable after the disclosure of any Initial Intellectual Property Rights for the purposes of implementing the Cooperation Program;

(f) Act on behalf of the Parties to determine and agree in writing before or as soon as possible after the creation or development of Joint Ownership Intellectual Property Rights during the implementation of the Cooperation Program; and

(g) Other matters as agreed by the parties from time to time.

8. Each Party may replace the manager at any time, the change must be notified to the other Party in writing.

9. The Parties agree that, at least every three months during the Term (or at such other time and place as the Parties may agree), will, at their own expense, appoint an authorized representative (including project managers) to attend meetings to discuss and review the progress and status of the Cooperation Program, related recommendations and actions to ensure full, on-time completion work items according to the quality standards agreed by the Parties.

10. The Parties agree that the common purpose is to jointly develop business activities, expand the member community and bring the best incentives and benefits to the members of their community through the co-operation. Therefore, in addition to periodic review meetings such as mentioned in Article 9 above, the Parties agree and commit to continue regularly and make efforts in good faith to exchange information and discuss to implement other contents from time to time for this Cooperation Program project, including but not limited to other ideas to achieve a common purpose.

11. The Parties wish to have a comprehensive, long-term and effective development relationship from cooperation in the Cooperation Program, helping each Party develop all its potential capabilities based on the principle of natural volunteering, equality and common interests according to the Law of Vietnam.

ARTICLE 5. RIGHTS AND OBLIGATIONS OF HOTTAB

1. Benefits of HOTTAB

i. When SHB FC disburses the loan under the Customer's Credit Package to HOTTAB's account to pay the Product Package Sales Price in accordance with the Sales Contract and the Credit Contract, HOTTAB has the right to receive such amount as the amount paid by the Customer to HOTTAB in accordance with the Sales Contract. HOTTAB will not return this payment to SHB FC, Customer or any other entity in any case unless HOTTAB is required to return the amount paid to Customer as agreed (if any). in the Sales Contract signed with the Customer, or under the conditions specified in Clause vi, Section 2, Article 3. If HOTTAB's refund is higher than the Customer's debt obligations to SHB FC as prescribed in the Credit Contract, SHB FC will transfer the difference to HOTTAB...

ii. During the effective term of this cooperation contract, HOTTAB reserves the right not to accept any request from the Customer to transfer the Sales Contract to another entity or to sell, exchange, transfer, donate, process the Sales Contract or HOTTAB has the right to use the Sales Contract to secure other obligations without the prior written approval of SHB FC.

iii. Other rights under this contract and the law.

2. Obligations of HOTTAB

a. Notify SHB FC of the following contents:

i. the delivery schedule of the goods in the Product Package is specified in the Sales Contract;

ii. changes in HOTTAB's name or headquarters address;

iii. HOTTAB is in the process of splitting, splitting or merging with another entity;

iv. HOTTAB in the process of dissolution or bankruptcy.

b. Notify SHB FC if

i. there are any changes to the Sales Contract and/or related documents prepared by HOTTAB and the Customer; and

ii. Customer's violations in accordance with the provisions of the Sales Contract signed between the Customer and HOTTAB.

c. Debt reminder periodically according to the cycle of SHB FC's outstanding debt notification to customers, specifically on the periods: before due payment within one (01) week, on the date of repayment schedule and overdue payment within one (01) week that the Customer has not yet performed the obligation on the HOTTAB's Software System for the Customer to pay the monthly debt to SHB FC by cash or electronic payment or another method depending on SHB FC's development declared from time to time. In case the Customer has paid the due debt, SHB FC will transmit information so that HOTTAB does not owe the Customer for the payment period. The debt reminder cycle may change according to SHB FC's debt collection policy from time to time and SHB FC will notify HOTTAB 15 days in advance from the date of application of the new reminder cycle.

d. Deliver the goods in the Product Package to the Customer after receiving the notice from SHB FC that the Customer has successfully signed the Credit Contract.

e. HOTTAB is committed to checking the truthfulness of the documents in the Disbursement Documents sent to SHB FC, including: Sales Invoice, Goods Delivery Minutes and Advance Customer Receipt (if any).

f. Make a detailed plan to support SHB FC to distribute Product Packages to Customers.

g. Carry out communication activities about Product Packages as prescribed in this Cooperation Contract.

h. Support SHB FC to provide Credit Packages to Customers.

i. Coordinate to perform the recovery of the goods in the Product Package when the Customer violates the debt payment obligation with SHB FC. This coordination process ensures compliance with the agreements signed with the Customer and relevant legal regulations.

j. HOTTAB commits to complete the handover of documents in I-I Disbursement Dossier as prescribed in this Contract to SHB FC within 30 days from the date SHB FC disburses the Credit Package to the Customer (“Term of Commitment”). In case:

(i) The handover of disbursement documents is delayed compared to the committed time limit; or

(ii) The submitted documents contain errors/different from those submitted on the system to SHB FC but HOTTAB does not add the correct records within the committed time; or

(iii) HOTTAB lost or missed the Disbursement Documents;

HOTTAB will have to pay a penalty for violation and compensate SHB FC according to the provisions of Article 17 of this Contract.

k. Other obligations under this contract and the law.

ARTICLE 6. RIGHTS AND OBLIGATIONS OF SHB FC

1. Benefits of SHB FC

i. Request HOTTAB to coordinate in recovering the goods in the Product Package when the Customer violates the debt payment obligation with SHB FC. This coordination process ensures compliance with the agreements signed with the Customer and relevant legal regulations.

ii. Other rights as prescribed in this contract and the law.

2. Obligations of SHB FC

i. Disburse the loan amount according to the schedule and value specified in the Credit Contract to HOTTAB's account under this contract;

ii. Provide loans for Customers to buy products/services in the Product Package in accordance with SHB FC's lending regulations and the agreement in this Contract;

iii. Carry out communication activities about Product Packages and Credit Packages with truthful, complete content and comply with relevant laws;

iv. Make loans in accordance with internal regulations of SHB FC, Credit Contract and the law on credit extension;

v. Coordinate with HOTTAB to contact the Customer to supplement and/or complete the loan application, to notify HOTTAB and the Customer of the approval or refusal of the loan;

vi. Other obligations as prescribed in this Contract and the law.

ARTICLE 7. DISBURSEMENT

1. Conditions and forms of disbursement:

i. Disbursement conditions: HOTTAB provides the Customer's disbursement documents in accordance with SHB FC's regulations from time to time.

ii. Disbursement method: 1 Customer will be disbursed once the loan amount to HOTTAB's current account under the Credit Contract.

2. Disbursement documents include:

i. Sales invoices and;

ii. Good delivery receipt.

iii. Receipt of advance from the customer (if any)

The documents must have a valid signature of the Customer proving that the Customer has correctly and fully received the products and services in the Product Package according to the signed Sales Contract.

3. Disbursement process

Within two (02) working days after HOTTAB receives the loan approval notice from SHB FC, HOTTAB contacts the Customer about the delivery time of the products and services in the Product Package and proceeds to provide the goods in Product Packages for Customers.

After handing over the goods, HOTTAB collects documents to prepare disbursement documents and send them to SHB FC.

Within one (01) working day from the date of receiving the complete and valid disbursement documents, SHB FC will disburse the loan amount for HOTTAB into the designated account.

SHB FC records Customer's loan on SHB FC system.

Conditions and procedures for loan disbursement under the Credit contract are implemented in accordance with Appendix 1 to this contract and the Credit Contract signed between the Customer and SHB FC.

ARTICLE 8. PROCESSING IN CASE OF TERMINATION OF SALES CONTRACT

In case the Customer violates the Sales Contract, resulting in the Sales Contract being unable to be performed, then:

1. HOTTAB has the right to terminate the Sales Contract with the Customer in accordance with the provisions of the Sales Contract and receive back the provided Product Package, after deducting the penalty for breach of contract in accordance with the prescribed amount in the Sales Contract. Within five (05) working days from the date of termination of the Sales Contract, as authorized by the Customer to SHB FC in the Credit Contract, HOTTAB will return to SHB FC the amount paid by the Customer for the Product Package under the Credit contract. And also, according to the Customer's authorization for SHB FC in the Credit Contract to receive the refunds, HOTTAB agrees to transfer an amount of the support cost for purchasing goods equal to the related costs to settle the loan of the customer. The Customer follows the Credit Contract for SHB FC for SHB FC to pay off the Customer's loan. After HOTTAB has transferred the above amounts to SHB FC, HOTTAB will no longer bear any responsibility to the Customer and SHB FC and will not be responsible for resolving disputes (if any) between SHB FC and the Customer related to the Credit Contract; or

2. SHB FC is entitled to request to continue to perform the Sales Contract and become the buyer of the Product Package under the Sales Contract. All amounts paid by the Customer to HOTTAB are considered the amount that SHB FC has paid to HOTTAB. The Parties carry out the procedures in accordance with regulations and all costs related to the signing of the Sales Contract shall be borne by SHB FC; or

3. SHB FC is entitled to appoint a qualified third party to conduct transactions in the Sales Contract in accordance with the law to receive the assignment of the Sales Contract. The third party receiving this assignment will become a party to the Sales Contract. All amounts paid by the Customer to HOTTAB are considered the amount that the transferee pays to HOTTAB. The third party and HOTTAB carry out the procedures in accordance with the regulations and all costs related to the conclusion of the Sales Contract shall be borne by the Third Party.

ARTICLE 9. COMMUNICATIONS AND MARKETING

1. Each Party shall carry out all communication activities related to the Cooperation Program through the communication channels owned by each Party (e.g. website, mobile application, social networking site, store system/transaction points) for the purpose of raising the awareness of the program, promoting customers to use the service and providing service partners. In case the Parties want to use other marketing or communication tools or methods, the Parties must exchange and agree on the content and related costs.

2. Each Party must prepare and provide the other Party with adequate advertising materials (such as posters, specialized flags and other means and equipment) (“POSM”) for each program/campaign Specific communication is agreed by the Parties to support the promotion of the Cooperation Program at the stores/transaction points and to ensure that such POSMs are installed and displayed in accordance with applicable Laws and register or notify the competent authority, if required.

3. The use of each party's trademark on its products and services as well as in advertising, marketing and communication programs will be discussed and agreed by the parties in separate documents on how, the extent to which the other party's trademarks are allowed to be used during the Contract's validity period.

4. The parties commit to respect co-branded products, the use of images and co-branded products must be for the purpose of developing customers and comply with the provisions of the Contract. The parties do not make any direct or indirect means to assert (or possibly mislead, imply) that the co-branded product is their own.

5. The Parties commit to jointly implement the product launch program, marketing and promotion programs for the cooperative products and services on the mass media and transaction channels of each party. Both Parties have the right to develop benefits for their respective Customers with or without coordination from the other. However, the two parties are responsible for agreeing on ensuring the brand in the promotion, and fully and timely information to each other in writing about the benefits for the Customer.

6. Contents of marketing programs (if any) and related expenses will be made into an appendix to this contract.

ARTICLE 10. WARRANTIES, STATEMENTS AND COMMITMENTS

1. Each Party hereby represents, warrants and warrants to the other Party on the Effective Date and throughout the Term:

a. Have full capacity and authority to perform the actions contemplated in this contract, and entry into and performance of the terms of this contract shall not infringe the rights of any third party or result in any any breach of obligations by a third party;

b. Conduct the Cooperation Program professionally with appropriate skill and care, employ appropriately qualified personnel, and will make every effort to achieve the objectives of the Cooperation Program;

c. All information, data and documents that each party provides to the other under this contract, to the best of the supplier's knowledge, is accurate and complete, and is authorized to be made available to the other party without relying on any third party;

d. Notwithstanding the foregoing, each Party's use of the Initial Intellectual Property Rights, to the extent known to that Party, does not infringe the rights of any third party. Each Party shall use its best efforts (including by searching all relevant registries) to ensure that the use of Derivative Intellectual Property Rights will not infringe the rights of any third party. No third party has or is dealing with any infringement in connection with such infringement, and no Initial Intellectual Property Rights are subject to any actual or potential objection or revocation.

e. No conduct (i) may mislead Customer about the Cooperation Program, (ii) violate or may violate the property rights (including Intellectual Property Rights), honor, privacy rights, etc. investment of the other Party or a third party, (iii) unlawfully obstructing the other parties' businesses and services, (iv) fake data, (v) possibly harm other businesses in the Cooperation Program; and

f. In case the Customer violates the payment obligation under the Credit Contract signed between SHB FC and the Customer, HOTTAB does not bear any responsibility, has no obligation to refund money to SHB FC.

ARTICLE 11. CONFLICTS OF INTERESTS

1. The Parties hereby undertake to avoid entering into transactions or agreements that are likely to create specific or obvious conflicts of interest. In the event that one party engages in transactions or activities that may create a conflict of interest, it is obligated to promptly notify the other party of such interests or participation.

2. To ensure benefits and balance benefits, the Parties agree to commit not to enter into any similar cooperation contract with any other third party that also provides and distributes Product Packages. , Similar Credit Package within the first 3 years from the time the Parties officially launch the Cooperation Program to distribute the Packages (The time when the Parties officially implement the Cooperation Program will be agreed by the Two Parties in writing). After the first 3 years, the Parties will evaluate the effectiveness to decide on the form of implementation of the Cooperation Program for the following years.

ARTICLE 12. COORDINATION RESPONSIBILITIES OF THE PARTIES IN CASE CUSTOMERS VIOLATE THEIR OBLIGATIONS

Coordinating debt recovery in case the Customer violates the payment obligation will be implemented by SHB FC and HOTTAB in accordance with the agreement with the Customer and legal regulations. In this arrangement, the two Parties agree as follows:

1. By means of third-party revenue database, HOTTAB transfers to SHB FC to evaluate and analyze the possibility of Customer's breach of payment obligation by sending monthly revenue result data to SHB FC.

2. Based on the risk policy of SHB FC and the provisions of the Credit Contract SHB FC verifies the Customer's possibility of breach of payment obligations and informs HOTTAB and the Customer.

3. Upon written request from SHB FC, HOTTAB assists SHB FC in overcoming credit risk by notifying hardware suppliers of products and services in Product Packages to block service platforms. service provided (if the platform can be equipped with a locking function).

4. HOTTAB supports SHB FC to the Customer's address to recall the products and services in the Product Package.

5. HOTTAB will assist in handing over Customer's products and services to SHB FC in which SHB FC is entitled to handle assets in accordance with the law and agreement between the Parties and/or with the Customer.

ARTICLE 13. CONFIDENTALITY

1. Except for the case of use for the purpose of performing this contract and to the extent specified by this contract, the Parties undertake to keep confidential all information related to the contents of the Contract and the implementation contents of the Contract and other relevant information known to the Parties during the performance of the Contract (“Confidential Information”). The Parties shall not disclose or disclose the above information, directly or indirectly, unintentionally or knowingly, to any other third party unless the other Party agrees in writing or as required by the Applicable Law.

2. The provisions of Clause 1 of this Article are binding on the Parties without limitation in terms of space and time. Any breach of confidentiality obligations resulting in damage to a Party (if any) will be compensated by the breaching party according to the actual damage occurred.

3. Each Party may disclose the Confidential Information of the other Party:

a. to employees, specialists, representatives or consultants where such individuals need to obtain information in order to perform the Party's obligations under this contract. Each Party shall ensure that employees, specialists, representatives or consultants to whom it discloses Confidential Information of the other Party are consistent with this Article; and

b. to a competent court or any governmental or regulatory body, where required by law.

4. The obligations set forth in this Article shall remain in force regardless of the expiration or termination of this contract for any reason, but shall not apply to the following Confidential Information:

a. is disclosed at the time of disclosure to the Recipient; or ,

b. is widely known but not by the receiving Party in breach of the Contract; or

c. The receiving Party may demonstrate that it has received the information in other ways that are not provided by the other Party, including:

- Know before it is disclosed;

- Developed completely independently by the other party; or

- Have been received from a third party without restriction on disclosure from that third party;

- As required by Law, a regulatory or other authority (including any governmental authority) requires the Recipient to disclose, provided that, if the disclosure is lawful, the disclosing party must give advance notice of its intention to disclose.

ARTICLE 14. INTELLECTUAL PROPERTY RIGHTS

1. All Initial Intellectual Property Rights are the exclusive property of the Owner (or the third party to which the Initial Intellectual Property rights use rights refer, if applicable).

2. Derivative Intellectual Property Rights will be fully owned by the Party forming and developing the Cooperation Contract. To the extent that a Party outsources the performance of the Cooperation Contract, that Party shall ensure that any Derivative Intellectual Property Rights arising from the work of the subcontract will be transferred in full.

3. In the event that any Derivative Intellectual Property Rights arise or are granted in connection with a cooperation contract jointly developed by the parties or otherwise not self-developed by one Party, the parties shall have equal and full ownership of such Derivative Intellectual Property Rights.

4. Each Party shall immediately notify the other Party of any infringement or threat of infringement of the Original Intellectual Property Rights or Derivative Intellectual Property Rights, whether privately owned or in possession. of any Party, or any unauthorized use of the Cooperation Program by any Party.

ARTICLE 15. TERMS AND TERMINATION OF THE CONTRACT

1. This contract is effective on the Effective Date and subject to the remaining terms of this contract, will continue to be enforceable and valid for a period of one (01) year (“Initial Term”) and then automatically renewed every one (01) year unless one Party terminates by giving written notice to the other party at least three (03) months prior to the expiry date of the Initial Term or subsequent terms (“Terms”).

2. This contract may be terminated immediately by written notice by any Party if: (i) any Party commits any breach of the terms or conditions of this contract and does not complete the remedy, or compensate (if it cannot be remedied) within thirty (30) days of receiving written notice from the other Party; or (ii) any Party is insolvent, declared bankrupt or has filed a petition for bankruptcy or equivalent filed with a competent authority, in accordance with the applicable Law; (iii) other cases specified in this contract.

3. The Contract may terminate when one Party sends written notice to the other party six (06) months in advance and must be approved by the other Party regarding the termination of the Contract.

4. This Contract may be terminated in the event of force majeure events under Article 19.

Termination under this Article shall not affect the rights and obligations of the Parties under this contract as of the date of termination, these rights and obligations shall continue in full force and effect. :

5. Notwithstanding the termination of the Cooperation Contract, the agreements between the Parties signed before this termination date will not be affected, HOTTAB and SHB FC must continue to perform their obligations and commitments until these obligations and commitments are terminated according to the provisions of the signed agreements.

ARTICLE 16. CONSEQUENCES OF EXPIRATION OR TERMINATION OF CONTRACT

1. In case of termination of the Contract, each Party will have to notify the Customer of the termination of this Cooperation Program at least one (01) month before the termination date of the Contract through the method of notice specified in Clause 1 of this Article specified by the Parties. The notice will be made by the Parties as follows: posting in writing at the Head Office and posting a public notice on each Party's website within one (01) month after the termination of this contract. Each Party shall bear all costs of giving notice. This provision does not apply to the case of termination of the Contract according to the provisions of Clause 2, Article 15 of this Contract.

2. Upon expiration or termination of this Contract for any reason, the Parties must immediately:

(a) terminate the implementation of the Cooperation Program, whereby, (i) stop phcp from registering for the Credit Package on HOTTAB's Software System and (ii) cancel or modify the systems with related to stop using the functions developed by the Parties under this contract or for the purpose of implementing the Cooperation Program; (iii) continue to notify Customer that the Cooperation Program is no longer usable, (iv) unless required to be maintained by applicable law or as required by the other Party in writing, terminate the use and destruction of all internal documents of that Party (including information already provided by the other Party) stored in any way (including stored electronic data) which contains or relates to the other Party's system, points, transaction history, stores and transaction points, the set of Customers of the other Party, and confirms such cancellation with the other Party, a confirmation signed by the authorized representative of that Party; and (v) upon termination of this contract, all unpaid fees arising from the Cooperation Program will be due, the Parties shall calculate the outstanding amounts and unpaid fees and cooperate with the other Party for settlement within ten (10) Working Days from the Contract termination date;

(b) if any issue of obligation or liability arises upon termination of the Contract that is not provided for in this contract, the Parties shall discuss and mutually agree on a reasonable solution.

ARTICLE 17. COMPENSATION AND FINES FOR VIOLATIONS

1. Each Party (Indemnifying Party) agrees to indemnify and hold the other party (Indemnified Party) harmless for all damages, losses, expenses, claims, demands, judgments and liability, including attorneys' fees ("Damage"), arising out of any action, proceeding, arbitration, or claim by a Vietnamese government agency or any third party from (i) the Indemnifying Party's breach of any duties, obligations, representations or warranties under this contract, (ii) any Intellectual Property of the Indemnifying Party infringing on any intellectual property rights of a third party, or (iii) negligence or willful misconduct of the Indemnifying Party in the performance of its obligations under this contract.

2. Notwithstanding any provision to the contrary provided for in the Contract, neither Party shall be liable to the other Parties, either for compensation for breach of contract or for non-contractual acts (including but not limited to by negligence) for any consequential damage or loss, in particular indirect or incidental damages, including but not limited to loss of revenue, loss of business opportunity, loss of profits or business interruption except in the case of gross negligence or willful misconduct.

3. If a Party breaches any clause of the Contract (excluding the case provided for in Article 19), that Party shall be liable for a breach penalty equivalent to 8% of the value of the forfeited part of the Contract and the Affected Party shall have the right to deduct the fine from the due payments; at the same time, the violating Party must compensate the Affected Party for all damages caused by the violations of the violating Party.

4. In case one Party is late for payment more than fifteen (15) days from the due date (Breaching Party), the other Party (Breached Party) has the right to request the Violating Party to pay an additional amount of interest. for the amount of late payment at an interest rate equal to 150% of the 12-month savings deposit interest rate set by the Bank where the Affected Party opens the Account specified in the Contract, corresponding to the delay in payment time.

ARTICLE 18. CONFIDENTIALITY OF PERSONAL INFORMATION

1. Personal information is understood as any information provided by the Customer or any person, whether true or not, about the Customer or any person, from which it may be used. to identify that person or a third party, including but limited to the Customer's name, address, telephone number, email address, gender, date of birth and other characteristics, bank account number as well as information on consumer behavior at stores/transaction points and points of sale.

2. Each Party undertakes and warrants that, at its own expense, each Party will strictly comply with and assist the other Party in complying with the provisions of laws and requirements related to information security. individual in effect from time to time. Accordingly, unless otherwise provided by Applicable Law, each Party may only collect, process, store, use and share Personal Data subject to the appropriate consent of the personal data owner.

3. Each Party shall ensure that any Customer's Personal Data in connection with the Cooperation Program can be lawfully processed (including obtaining the appropriate consent of the possession of personal data) in the manner prescribed by this Contract.

4. The Parties are fully aware that the disclosure of Personal Data may lose the Customer's confidence in the Cooperation Program. In the process of storing, processing or using information, each Party will ensure and protect the privacy of the Customer and the overall interests of the Cooperation Program. Each Party shall not leak, disclose, share or permit any third party to use Personal Data disclosed by the other Party or obtained in the course of the Cooperation Program, whether free of charge or no, based on this contract.

5. Each Party shall take appropriate technical and organizational measures to protect data from intentional or accidental destruction or accidental damage, disclosure or unauthorized access, for example such as storing information with an appropriate degree of care, establishing best practices for managing and disposing of information, selecting people to manage information, and training employees.

6. Upon termination of this contract for any reason, the Parties will be responsible for the immediate destruction of all Personal Data received from the other Party and may not use these Personal Data unless otherwise agreed. otherwise agreed in writing by the other Party. This provision shall not apply in the event that the Customer's Personal Data remains a Customer of that Party.

7. In the event that any information is leaked from either Party, the violating Party is responsible for indemnifying the other Party and keeping the other Party from all damages and costs (including damages, legal fees) to the Affected Party, the Customer, other Parties in the Cooperation Program and other third parties, whether intentionally or unintentionally.

ARTICLE 19. FORCE MAJEURE EVENTS

1. Neither Party shall be liable for any delay or breach in the performance of any part of the Contract in the event that such delay or breach is caused beyond its control. usually, including natural disaster, strike or other industrial disturbance, act of a public enemy, declaration or not of war, threat of war, act of terrorism, blockade, riot , revolution, lack of transportation, epidemics, shortage of raw materials, personnel disturbances, public demonstrations, government restrictions, and climate disasters (all referred to as “Force Majeure Events” ).

2. If either Party is unable to perform its obligations under this Contract due to a Force Majeure Event, this Contract will remain in full force and effect unless otherwise stated, the obligations of the Parties are affected by the Event of Force Majeure. The Force Majeure Event shall suspend payment without incurring liability for a period of time during the occurrence of the Force Majeure Event provided that:

(a) The Party that fails to perform the Contract shall immediately provide the other Party with a notice describing the Force Majeure Event including the nature of the event, its expected time and the reasonable time to continue to provide periodic reports relating to it for the duration of the Force Majeure Event; and

(b) the suspension of the Contract performance beyond the scope and term of the Force Majeure Event; and

(c) no obligations of any Party arising prior to the occurrence of the Force Majeure Event leading to the suspension of performance of the Contract, delayed as a result of the Force Majeure Event; and

(d) The non-performing party shall endeavor to remedy its suspension as quickly as possible; and

(e) The Party that fails to perform the Contract shall notify the other Party as soon as reasonably practicable after the Force Majeure Event has ceased.

3. Notwithstanding the foregoing, if the Force Majeure Event lasts more than fifteen (15) calendar days, the other Party shall have the right to terminate this contract by giving written notice to the Affected Party by Events of force majeure.

ARTICLE 20. GOVERNING LAW AND DISPUTE SETTLEMENT

This contract shall be construed, construed and governed in accordance with the Laws of Vietnam. The rights and obligations of the Parties and other contents not specified in the Contract will be governed by the provisions of the relevant applicable Law.

In the event of any disagreement, conflict, dispute or claim with respect to any provision of this contract or any breach (with each party being ), the two Parties will prioritize settlement by negotiation. In the event that the Parties do not resolve the Dispute in good faith within thirty (30) days from the date on which one Party sends notice to the other Party of the existence of the Dispute. The Parties agree that: All disputes arising out of or relating to this contract will be resolved by arbitration at the Vietnam International Arbitration Center next to the Vietnam Chamber of Commerce and Industry (VIAC) in accordance with the arbitration rules of this Center. The language used in the arbitration proceedings will be Vietnamese.

ARTICLE 21. NOTICES

Notices relating to this contract shall be sent to the Parties at the address or fax number provided in this Contract or an address notified in advance in writing to the other Party from time to time.

Sent to SHB FC:

SHBANK FINANCE COMPANY LIMITED

Address: Gelex Building, 52 Le Dai Hanh, Le Dai Hanh, Hai Ba Trung, Hanoi

To: Nguyen Quang De Position: Head of Project Management Department

Email: de.nq@shbfinance.com.vn

Phone: 098.9067889

Sent to HOTTAB:

HOTTAB ASSET VIETNAM CO., LTD

Address: No. 14/971/22 Hong Ha Street, Chuong Duong, Hoan Kiem, Hanoi

To: Mr. Sanjeev Sapkota

Email: sanjeev@hottab.net

Phone: 0936113634

Unless otherwise agreed, the notice is only valid for the other party when it is made in writing and delivered in one of the forms of handwritten/certified mail, fax or email of an authorized person. permission. Notifications shown by phone are for reference only. The notices and exchange of information related to this Contract made and sent by one Party to the other Party shall be deemed to have been received by the other Party at the time:

a. In case of sending information via email: When there is a successful email notification/confirmation.

b. In case of sending written information by post/direct mail: When the other Party signs to confirm receipt of the document.

c. In case of sending information via fax: When there is a notification/confirmation of successful fax transfer.

d. Where the parties send multiple notices, the last notice from time to time shall prevail. If notices received at the same time will apply in order of priority: email, fax, handwritten/certified letter.

In case the Parties have any change in the contact point to receive information, the Party that changes information must notify in writing the other Party within 07 days from the time of change. If either Party has a change of address, it must notify the other Party in writing; If not, the other Party has the right to send several copies to the old address and automatically assumes that the other Party has received the documents and the contents of these documents are binding on the Parties. Any damage arising in this case (if any) will be borne by the Party that changes without giving notice or improperly giving notice.

ARTICLE 22. GENERAL PROVISIONS

1. Amendment and supplementation of the Cooperation Contract: the amendment and supplementation of the terms of this Cooperation Contract must be agreed in writing by the Parties and signed by the authorized representatives of the Parties; These changes and supplements have the value of replacing and supplementing the relevant provisions in the Cooperation Contract.

2. Severability: if any provision of this Cooperation contract is or is deemed to be invalid or unenforceable, to the extent that a provision is invalid or unenforceable, such provision shall not come into force and shall not be considered part of this Cooperation contract. This will not invalidate the remaining provisions of the Cooperation contract. The parties will then use all reasonable efforts to replace the invalid or unenforceable provision with a valid provision whose effect is as commensurate as possible with its intended effect of provisions are invalid or unenforceable.

3. Execution: This Cooperation Contract takes effect from the date of signing and is made in four (04) Vietnamese copies with the same legal validity.

For and on behalf of HOTTAB (Signed) Full name: Bui Vinh Hieu Position: Director	For and on behalf of SHB FC (Signed and sealed) Full name: Dinh Quang Huy Position: General Director

APPENDIX 1. CUSTOMER INTRODUCTION PROCESS

(Attached to Cooperation Contract No: 01/HDHT/SHBFC-HOTTAB dated October 22, 2019)

QUY TRÌNH TRIỂN KHAI SẢN PHẨM MUA HÀNG TRẢ GÓP HỢP TÁC VỚI HOTTAB (I)

KHÁCH HÀNG
HOTTAB
SHB FINANCE
BƯỚC 1. BÁN HÀNG
BƯỚC 2. THẨM ĐỊNH VÀ PHÊ DUYỆT
Bắt đầu
1.1.
Tiếp cận KH và tư vấn Sản phẩm
KH đồng ý vay?
KHÔNG
Kết thúc
ĐỒNG Ý
1.2.
Hướng dẫn KH chuẩn bị hồ sơ vay vốn
1.3.
Cung cấp hồ sơ theo hướng dẫn của Hottab
1.4.
- Thu thập hồ sơ KH (pháp lý, ảnh chụp...) và nhập thông tin KH lên hệ thống Hottab
- Hottab truyền thông tin KH sang hệ thống SHB Finance để nhận diện và thẩm định (API)
HS thiếu/sai sót
Hệ thống SHB Finance kiểm tra thông tin nhập liệu
HS đúng và đầy đủ
Kết thúc
2.1.a.
Gửi thông báo cho Khách hàng (SMS) và HotTab (API) về việc KH không thỏa mãn điều kiện cho vay
KHÔNG ĐỒNG Ý
Quy trình thẩm định Khách hàng của SHB Finance
Đồng ý cho vay
ĐỒNG Ý
2.1.b
- Thông báo và gửi link ký HĐCV cho KH (SMS)
- Thông báo cho Hottab (API) về việc phê duyệt khoản vay
Đồng ý vay vốn
KO ĐỒNG Ý
Kết thúc
ĐỒNG Ý
2.2
Ký Hợp đồng vay bằng chữ ký điện tử (E-Sign)
2.3
- SHB Finance tự động ký điện tử trên Hợp đồng tín dụng.
- Thông báo cho Hottab về việc chuẩn bị giao hàng cho Khách hàng
Quy trình Giao Nhận hàng và Giải ngân(Tiếp)

1

Flowchart interpretation

Step	Description	Implemented by
1	Sales Based on HOTTAB's existing Customer data or the Customers searched by HOTTAB, HOTTAB sales staff will approach Customers to advise on Product Packages.	HOTTAB
	Customers who agree to use the Product Package will prepare documents according to SHB FC's document requirements. At the same time, HOTTAB sales staff will enter information and take pictures of Customer's documents on HOTTAB's System.	Customer
	HOTTAB System transfers Customer information to SHB FC System for identification and verification.	HOTTAB’s system
	SHB FC system checks the input information. If the information is correct, it will be pushed to the verification step. If wrong/missing request HOTTAB additional correction.	SHB FC’s system
2

Appraisal and approval

SHB FC system identifies and checks Customer information (S37, Duplicate, Blacklist, ..). And also, SHB FC carries out the appraisal process in accordance with SHB FC's internal regulations and the law.

If the Customer does not satisfy the loan conditions, the SHB FC system sends SMS notifying the loan refusal to the Customer, and also sends a notice to the HOTTAB system.

If the Customer satisfies the loan conditions, the SHB FC system sends SMS notifying the loan approval and the link to sign the Credit Contract to the Customer, and at the same time sends a notice to the HOTTAB system.

SHB FC Appraisal Center HOTTAB’s system
	Customers who agree to borrow money will sign a Credit Contract with an electronic signature.	Customers
	After the Customer has signed electronically, SHB FC automatically signs the Credit contract electronically. SHB FC sends notice to HOTTAB about the preparation of delivery to Customer.	SHB FC
3	Delivery of goods HOTTAB issues VAT invoices, prepaid receipts (if any) and delivery notes. Then, HOTTAB contacts the Customer to deliver the goods.	HOTTAB
	Customers pay prepayment (if any) before receiving goods.	Customers
	Customer signs on VAT Invoice, Delivery Minute and Receipt of Advance (if any) upon receipt of goods.	Customers
4	Disbursement HOTTAB records the Client's disbursement record and uploads it to HOTTAB System. HOTTAB system transfers information of Customer's disbursement file to SHB FC system for disbursement.	SHB FC system HOTTAB system
	SHB FC checked the documents and disbursed to HOTTAB. SHB FC system notifies Customer and HOTTAB about the disbursement. Simultaneously, the SHB FC system records the customer's loan contract.	SHB FC Operating Center HOTTAB system
	HOTTAB hands over the original documents related to the Credit Package to SHB FC within 30 days from the date SHB FC disburses the Credit Package to the Customer.	HOTTAB
Ending loan process

APPENDIX 2. CUSTOMER APPRAISAL PROCESS AND INSTRUCTIONS

(Attached to Cooperation Contract No: 01/HDHT/SHBFC-HOTTAB dated October 22, 2019)

1. Customer registers to use HOTTAB's products and services by email account and Customer is verified by HOTTAB by Customer's mobile phone book.

2. Customer provides Customer profile using HOTTAB or HOTTAB's application to collect Customer profile and transfer information about Customer profile to SHB FC. Customer profile includes: Business registration license, Customer's ID card/personal identification, household registration book, Customer's portrait photo, front image of Customer's business location and other relevant documents (according to regulations of SHB FC from time to time)

3. SHB FC appraises and verifies customers.

- Checking Customer's credit history on SHB FC's system and national credit information center.

- Call directly to verify Customer information and loan needs.

- Verify the business address and business activities of the Client.

- Processing credit requests: approve or deny loans.

-Send SMS/notification of loan approval/denial to Customer/HOTTAB.

4. HOTTAB contact the Customer to prepare delivery.

APPENDIX 3. CUSTOMER'S REPAYMENT PROCEDURE

(Attached to Cooperation Contract No: 01/HDHT/SHBFC-HOTTAB dated October 22, 2019)

HOTTAB supports and cooperates with SHB FC in debt recovery

-	Content: HOTTAB cooperates to deploy debt recovery support with SHB FC. Accordingly, HOTTAB System will periodically automatically remind customers on HOTTAB's Software System at the store. SHB FC will send the customer's debt repayment schedule to HOTTAB System to update the debt reminder feature.
-	Customers who have a bank account/bank account can make repayment right on HOTTAB's software.
-	In case the business operation of the Customer's store has problems, the HOTTAB system sends a warning (warning/alert) to the Customer and SHB FC for early debt collection.
-	In case the Customer violates the debt repayment obligation, or is unable to repay the debt, HOTTAB will have a tool to remotely lock POS goods and equipment including tablets, printers, phones... and coordinate with the staff for debt collection of SHB FC to recover equipment.

After SHB FC recalls the device, HOTTAB will work with the supplier to unlock the device. SHB FC implements the following solutions to recover debts.

Note: The coordination of device recall must ensure compliance with the agreements signed with the Customer and relevant laws.

APPENDIX 4. COORDINATION PROCEDURES FOR COLLECTION OF DEBTS IN THE CASES OF CUSTOMERS VIOLATING THE REPAYMENT OBLIGATIONS

(Attached to Cooperation Contract No: 01/HDHT/SHBFC-HOTTAB dated October 22, 2019)

1. Based on Customer's revenue information stored on HOTTAB's Software System, HOTTAB sends this data to SUB FC for SHB FC to assess and assess the possibility of Customer's breach of debt repayment obligations.

2. Based on the risk policy of SHB FC issued from time to time, SHB FC verifies the possibility of the Customer's breach of debt repayment obligation and informs HOTTAB

3. HOTTAB supports SHB FC by notifying the hardware suppliers of the products and services included in the Product Package to lock the products and services provided (if the product can be equipped with a lock function).

4. SHB FC comes to the Customer's address to collect the debt according to the provisions of the Credit Contract signed with the Customer.

Note: The appropriate process of debt collection in case the Customer violates this debt repayment obligation will be implemented by SHB FC and HOTTAB in accordance with the Agreement with the Customer and legal regulations.

APPENDIX 5. TECHNICAL CONNECTION AND METHOD OF CONNECTION

(Attached to Cooperation Contract No: 01/HDHT/SHBFC-HOTTAB dated October 22, 2019)

The Parties agree that they may implement one of the following methods to provide services to the Customer:

- Connect via API method; Connect via Deep link method;

- Or other connection methods agreed by the two Parties

APPENDIX 6. COORDINATION PROCESS AND SYSTEM OPERATION

(Attached to Cooperation Contract No: 01/HDHT/SHBFC-HOTTAB dated October 22, 2019)

l. Requirements of HOTTAB ensure coordination of system operation and exploitation with SHB FC.

1.1. Accuracy;

- HOTTAB's system needs to ensure the accuracy of the Customer's data for the Product Package.

- All revenue history of the Customer must be saved and can be looked up by the transaction code to perform the appraisal. The storage time is in accordance with HOTTAB regulations.

1.2. Security:

- All data must be encrypted.

1.3. Data security

- All operations to the debt clearing system must be recorded for monitoring and control.

- The Parties are responsible for periodically backing up data and programs.

- The Parties must periodically scan for viruses, and update new anti-virus versions.

1.4. Connection model

- The Parties connect the system in a centralized model, the connection is made online between the two systems. The internal system connection is done by each Party.

1.5. Recovery time when there is a problem:

- In the event of an incident due to subjective reasons, it must be corrected immediately to continue,1 put the system into operation. Interrupt time regulation and service quality control will be performed by each party.

- In case the incidents occur due to objective reasons: the grid power outage is too long, other causes due to natural disasters, enemy sabotage,... need to be considered and reported to the responsible people. handle the highest level in that situation to take quick remedial measures and return the service to normal soon.

2. Work coordination:

- Between the Parties, it is necessary to closely coordinate with each other to ensure that the operation of the system takes place continuously, without interruption, and to provide fast and accurate information to the Customer.

- The Parties must agree on a mechanism to build service teams to ensure the operation of the system takes place in the maximum time possible for each party.

- When there is a customer's complaint about the service on the system, the parties need to coordinate to find out the cause and notify the Customer.

- Update the Customer's status on SHB FC's system at the moment when the Customer successfully performs the operations.

3. Systems to be monitored:

- To ensure good monitoring of the entire system operation, it is necessary to build a monitoring program to monitor the transmission infrastructure, network equipment and servers and service ports.

- Delimiting the classes of objects to be monitored will make it easier to monitor the system and quickly find the cause of the problem. Therefore, the system monitoring will be divided into the following classes:

3.7 Transmission System Information

- Build monitoring programs for important network ports on Router, Switch devices to monitor Up or Down status of line Protocol.

- The monitoring of transmission lines needs to be established according to a hierarchical diagram from the monitoring center to the neighboring transmission lines, then to the branch transmission lines.

3.2 Information about network devices:

- Tracking network devices with port addresses will also help determine the cause of connection problems in the service provider network. Together with monitoring transmission routes, monitoring network devices will help statistics about transmission throughput to serve the assessment of network capacity.

Key network devices to monitor include:

No	Name of device	Location	Gateway address	Monitoring parameter
1	HOTTAB – sided device	HOTTAB		Bandwidth, Up/Down
2	SHB FC-sided device	SHB FC		Bandwidth, Up/Down

3.3 Information about servers and services

The parameters to be monitored are:

- Link Status (Up/Down)

- Status of service ports: outage time, recovery time, and percentage of service time tracked by the monitoring center.

4. Coordination of troubleshooting

When detecting a system failure, the watchman on duty should follow the following steps to handle:

- Quickly find out where the problem occurred, the cause of the problem, and its extent of influence.

- If the incident occurs at the unit, it is necessary to quickly provide a form of handling. Contact your supervisor in case you can't handle it yourself. Notify the other party to coordinate customer communication.

- If the incident occurs at another unit, it is necessary to contact the duty officer of the other Party to notify and coordinate in handling the incident.

- Record documents related to troubleshooting.

APPENDIX 7. DISTRIBUTION OF COOPERATION RESULTS

(Attached to Cooperation Contract No: 01/HDHT/SHBFC-HOTTAB dated October 22, 2019)

1. Results of cooperation under the Contract

The parties agree to record the results of cooperation under this Contract, including:

- Total loan turnover: is the total loan turnover that SI IB FC has disbursed under the credit contracts signed between SHB FC and the Customer who purchased the Product Package (This loan volume does not include insurance premium); and

- Total Sales Revenue: is the total sales of goods that HOTTAB earns from Sales Contracts signed between HOTTAB and Customers provided with Credit Packages by SHB FC.

2. Distribution of cooperation results

The parties agree to divide the cooperation results as follows:

2.1. HOTTAB is entitled to:

a. A commission (VAT included) equal to 1.8% (One point eight percent) multiplied by (x) Total Loan Sales; and

b. The entire remaining sales revenue after deducting the commission already divided to SHB FC mentioned at point b, this Clause 2.2.

2.2. SHB FC is entitled to:

a. Total Loan Sales after deducting the Commission distributed to HOTTAB mentioned at Point a, Clause 2.1 of this Article; and

b. A commission (VAT included) equivalent to 5% (Five Percent) multiplied by (x) Total Sales Revenue.

The Parties shall pay the commissions recorded at Point a, clause 2.1 and point b, clause 2.2 above on the basis of monthly reconciliation between the Parties according to the reconciliation process specified in this Appendix.

3. General principles of reconciliation

3.1. Reconciliation data: The Parties are responsible for synchronizing their internal data before exchanging and comparing data with each other.

- Daily reconciliation data: is the data of successful disbursement of SHB FC's Credit Package arising during the day, from 00:00:00 to 23:59:59 of the transaction date.

- Monthly reconciliation data: Is the data of successful disbursement of SHB FC's Credit Package arising in a month, from 00:00:00 on the first day of the month to be reconciled to 23:59:59 of the last day of that month.

- Reconciliation date: is the date (T+l), where T is the transaction date, including holidays and holidays between T and (T+l) days. Date (T+l) is understood as the first working day after T.

3.2. Reconciliation cycle:

Daily reconciliation: Every day, before 09:00 am on day (T+l), SHB FC retrieves and sends HOTTAB the data of successful settlement transactions arising in the transaction of day T for reconciliation. The sending of the verification file will be done through the email of the two Parties' contact point email.

After making reconciliation, HOTTAB will resend the report file of incorrect transactions of day T to Party B via email/fax/text 1 day before (T+l). The contents of this file are as follows:

• If the data of the two Parties match: the parties confirm the changed data.

• If there is a discrepancy between the two parties' data: HOTTAB sends a file containing a detailed list of erroneous transactions for SHB FC to process.

Monthly reconciliation: On the first 5 working days of the following month, on the basis of the summary of successful disbursement transactions for Customers of the previous days, SHB FC retrieves the consolidated data report on the successful disbursement transactions occurred in the previous month and sent to HOTTAB for reconciliation. The sending of the verification file will be done through the email of the two Parties' contact point email.

In case HOTTAB detects that there is a deviation, immediately send such deviation to SHB FC within 01 (one) working day from the date of having monthly reconciliation data for SHB FC to check and respond to the cause. false.

The time for the two Parties to carry out the reconciliation and handling of deviations is within 05 (five) working days from the date of the month-end summary report of transactions.

The monthly reconciliation report is the basis for the two Parties to make the commission payment.

4. Regulations on commission payment:

4.1. Payment account:

- The parties will pay the commission to the payment account for the other party in accordance with this Contract.

- Any change in payment account information, the Party changing information must notify the other Party at least 05 working days in advance from the date of using the new account number. The method of notification shall comply with the provisions of the Contract.

4.2. Payment time: on the 15th day of the month T+l.

4.3. Rules for handling discrepancies:

In case, after the reconciliation, there are incorrect transactions, differences in customer loan status (HOTTAB records successful referrals, SHB FC records unsuccessfully or vice versa), the solution will be agreed as follows: SI-IB FC sends HOTTAB a list of incorrect information, HOTTAB, after checking the results with the Customer, sends SHB FC to request handling for each specific case of deviation.

4.4. Regulations on recognition, reconciliation and payment of commissions

Step	Time	Item	Responsibility
1	(05) the first day of the following month

The parties exchange reconciliation data and sign the record of data check and commission of the previous month.

Reconciliation File and Data Confirmation Minutes and Commissions are attached to this Appendix. Table B.

HOTTAB AND SHB FC
2	Five (05) next days	Issuing Gross Invoices on the basis of Data Confirmation Minutes and Commissions attached to this Appendix	HOTTAB SHB FC
3	Five (05) next days	SHB FC pays commission to HOTTAB	SHB FC
		HOTTAB pays commission to SHB FC	HOTTAB

Table A. Form of monthly reconciliation file

Total:

Table B.

MINUTES OF CONFIRMATION OF RECONCILIATION DATA AND COMMISSIONS

From .....to....

SHBANK FINANCE COMPANY LIMITED

Head office address: Gelex Building, 52 Le Dai Hanh, Le Dai Hanh Ward, Hai Ba Trung District, City, Hanoi, Vietnam

and

HOTTAB ASSET VIETNAM CO., LTD

Head office address: No. 14/971/22 Hong Ha Street, Chuong Duong Ward, Hoan Kiem District, Hanoi City, Vietnam

Pursuant to the Cooperation Contract and the Appendix,

Today, on date..../.../...., the two parties sign the minutes of confirmation of reconciliation data and the commissions as follows:

No	Date of transaction	Credit contract No	Loan value under contract (excluding insurance premium)	Commissions paid to HOTTAB
	(1)	(2)	(3)	(4)
1	DD/MM/YYYY
2
....
31
Total

Total commissions that SHB FC must pay to HOTTAB is:

In figures:

In words:

This minutes is made into 02 copies with the same legal validity, each party keeps 01 copy.

REPRESENTATIVE OF HOTTAB REPRESENTATIVE OF SHB FC

Table C.

MINUTES OF CONFIRMATION OF RECONCILIATION DATA AND COMMISSIONS

From .....to....

SHBANK FINANCE COMPANY LIMITED

Head office address: Gelex Building, 52 Le Dai Hanh, Le Dai Hanh Ward, Hai Ba Trung District, City, Hanoi, Vietnam

and

HOTTAB ASSET VIETNAM CO., LTD

Head office address: No. 14/971/22 Hong Ha Street, Chuong Duong Ward, Hoan Kiem District, Hanoi City, Vietnam

Pursuant to the Cooperation Contract and the Appendix,

Today, on date..../.../...., the two parties sign the minutes of confirmation of reconciliation data and the commissions as follows:

No	Date of transaction	Credit contract No	Loan value under contract (excluding insurance premium)	Commissions paid to SHB FC
	(1)	(2)	(3)	(4)
1	DD/MM/YYYY
2
....
31
Total

Total commissions that HOTTAB must pay to SHB FC is:

In figures:

In words:

This minutes is made into 02 copies with the same legal validity, each party keeps 01 copy.

REPRESENTATIVE OF HOTTAB REPRESENTATIVE OF SHB FC

APPENDIX 8. COORDINATION CONTACT INFORMATION

(Attached to Cooperation Contract No: 01/HDHT/SHBFC-HOTTAB dated October 22, 2019)

REPRESENTATIVE OF SHB FC	REPRESENTATIVE OF HOTTAB

❖ In charge of Business Development:

- Mr.: Nguyen Quang De

- Position: Head of Project Management Department

- Email: de.nq@shbfinance.com.vn

- Phone: 098.9067889

❖ In charge of engineering:

- Mr.: Nguyen Ngoc Hai

- Position: Chief Technology Officer

- Mobile: 091.2560777

- Email: hai.nn@shbfinance.com.vn

❖ In charge of transmission line, system:

- Mr.: Nguyen Nhu Thong

- Position: Head of Technology Infrastructure Department

- Mobile: 091.2011093

- Email: thong.nn@shbfinance.com.vn

❖In charge of Customer Relations (CS):

- Ms: Phan Thai Nhu Quynh

- Position: Head of Customer Care Department

- Mobile: 090.7843186

- Email: Quynh.ptn@shbfmance.com.vn

❖ In charge of PR/Marketing:

- Ms: Nguyen Thi Thu Huyen

- Position: Director of Communications

- Mobile: 090.4871828

- Email: huyen.ntt@shbfmance.com.vn

❖ In charge of reconciliation, payment and settlement:

- Mrs: Dang Ngoc Huyen

- Position:

- Email: huyen.dn@shbfinance.com.vn

- Phone: 091.5060898.

- Ms: Pham Thi Thanh Hao

- Position: Chief accountant

- Email: hao.ptt@shbfinance.com.vn.

- Phone: 091.2899668

❖ In charge of Business Department:

- Mr. Nguyen Huu Minh

- Position: Head of Product Development Department

- Email: minh@hottab.net

❖ In charge of Enginering:

- Mr. Bui Dinh Dan

- Position: Head of Technical Department

- Email: dan@hottab.net

❖ In charge of transmission line, system:

- Mr.: Bui Dinh Dan

- Position: Head of Technical Department

- Email: dan@hottab.net

- Phone:

❖ In charge of Customer Relations (CS);

- Mr. Nguyen Huu Minh

- Position: Head of Product Development Department

- Email: minh@hottab.net

❖ In charge of PR:

- Mr. Nguyen Huu Minh

- Position: Head of Product Development Department

- Email: minh@hottab.net

❖ In charge of reconciliation and payment, settlement

- Mrs: Ngo Thi Cham

- Position: Head of Accounting Department

- Email: cham@hottab.net

❖ In charge of Accounting:

- Ms: Ngo Thi Cham

- Position: Head of Accounting Department

- Email: cham@hottab.net